Exhibit 99.1

Jacksonville Bancorp, Inc. Receives Stockholder

Approval to Complete Pending Merger

Jacksonville, Illinois; May 22, 2018. Jacksonville Bancorp, Inc. (“Jacksonville Bancorp”) (NASDAQ: JXSB), the holding company for Jacksonville Savings Bank, announced today that its stockholders overwhelmingly approved their pending merger with CNB Bank Shares, Inc. (“CNB Bank Shares”) at its special stockholders’ meeting held today.

Subject to the receipt of the required regulatory approvals and the satisfaction of customary closing conditions, the parties expect to close the merger on May 31, 2018.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in Jacksonville Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following:  delays in completing or the inability to complete the merger, including delays in obtaining or the inability to obtain regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating CNB Bank & Trust, N.A., and Jacksonville Savings Bank, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which CNB Bank Shares and Jacksonville Bancorp are engaged, changes in the securities markets and other risks and uncertainties.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Neither CNB Bank Shares nor Jacksonville Bancorp undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:

Jacksonville Bancorp, Inc.

Richard A. Foss

(217) 245-4111